CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Newport Tiger Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2000